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                                                                    EXHIBIT 99.3

                           SYNAGRO TECHNOLOGIES, INC.
              LETTER TO THE DEPOSITORY TRUST COMPANY PARTICIPANTS

                         FOR TENDER OF ALL OUTSTANDING
      9 1/2% SENIOR SUBORDINATED NOTES DUE 2009 IN EXCHANGE FOR REGISTERED
                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2009

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     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
[          ] 2002 (THE "EXPIRATION DATE"), UNLESS SOONER TERMINATED OR EXTENDED.
OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THE EXCHANGE OFFER.
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To Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offer by Synagro Technologies, Inc. (the "Issuer") to exchange its 9 1/2% Senior Subordinated Notes due 2009 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding unregistered 9 1/2% Senior Subordinated Notes due 2009 (the "Old Notes"), upon the terms and subject
to the conditions set forth in the Issuer's prospectus dated [          ], 2002
(the "Prospectus") and the related Letter of Transmittal. The exchange of the Old Notes for the New Notes and the related documentation are referred to herein as the "Exchange Offer."

     We are enclosing copies of the following documents:

          1. Prospectus dated [          ], 2002;

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3. Notice of Guaranteed Delivery; and

          4. Letter of instructions that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange
Offer will expire at 5:00 p.m., New York City time, on [          ], 2002,
unless sooner terminated or extended.

     The Exchange Offer for Old Notes is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuer that:

     - such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer or a broker-dealer tendering Old Notes acquired directly from the Issuer for its own account;

     - if such person is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, it is not engaged in, and does not intend to participate in, a distribution of New Notes;

     - such person does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act; and

     - any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes.
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     If such person is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired as a result of market-making activities or other trading activities, and it will deliver a Prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a Prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Issuer will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from us upon request.

                                          Very truly yours,

                                          SYNAGRO TECHNOLOGIES, INC.

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